UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 11, 2009
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition, and Item 7.01 Regulation FD Disclosure
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, and Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1

Item 2.02	Results of Operations and Financial Condition, and Item 7.01 Regulation FD Disclosure.
On May 11, 2009, Mariner Energy, Inc. (“Mariner”) issued a press release that announced results for the first quarter ended March 31, 2009, provided an operational update, and gave information about a conference call to discuss these matters. The call is scheduled for May 12, 2009 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). A copy of the press release is attached as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, and Item 8.01 Other Events.
At the annual meeting held on May 11, 2009, Mariner’s stockholders:
•	elected each of Bernard Aronson and H. Clayton Peterson as a Class I director to serve until the annual stockholders meeting in 2012,
•	ratified the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2009, and
•	approved the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan (the “Plan”).
The Plan’s objectives are to encourage Mariner’s employees, directors and consultants to acquire or increase their equity interest in Mariner and to provide a means whereby they may develop a sense of proprietorship and personal involvement in its development and financial success. The Plan also is designed to enhance Mariner’s ability to attract and retain the services of individuals who are essential for its growth and profitability. The Plan originally became effective March 11, 2005, was amended and restated on March 2, 2006, further amended on March 16, 2006, amended and restated on February 6, 2007, and further amended and restated on May 11, 2009.
Awards to participants under the Plan may be made in the form of incentive stock options, non-qualified stock options or restricted stock. Effective May 11, 2009, the Plan increased to 12,500,000 from 6,500,000 the maximum number of shares of Mariner’s common stock that can be issued to Plan participants, and increased the number of shares that can be issued to any one employee to 5,700,000 from 2,850,000. Subject to the terms of the Plan, the participants to whom awards are granted, the type or types of awards granted, the number of shares covered by each award, and the purchase price, conditions and other terms of each award are determined by Mariner’s board of directors or a committee thereof appointed by the board to administer the Plan (the “committee”).
Unless sooner terminated, no award may be granted under the Plan after October 12, 2015. Mariner’s board of directors or the committee may amend, alter, suspend, discontinue, or terminate (collectively, “change”) the Plan without the consent of any stockholder, participant, other holder or beneficiary of an award, or other person, except that:
•	without the approval of Mariner’s stockholders, no change can be made that would
(i)	increase the total number of shares that may be issued under the Plan, except as provided in the Plan with respect to stock dividends or splits, or with respect to mergers, recapitalizations, reorganizations, spin-offs or other unusual transactions or events,
(ii)	permit the exercise price of any outstanding option that is “underwater” to be reduced or for an “underwater” option to be cancelled and replaced with a new award,
(iii)	include participants other than employees, non-employee directors and consultants, or
(iv)	materially increase benefits accrued to participants under the Plan; and
•	no change can materially adversely affect the rights of a participant under an award without the participant’s written consent.

In addition, the Plan may not be amended or terminated in any manner that would cause the Plan or any amounts or benefits payable under the Plan to fail to comply with Section 409A of the Internal Revenue Code of 1986, as amended, to the extent applicable.
A copy of the Plan is attached as Exhibit 10.1 and incorporated herein by reference. The above description of the Plan is a summary and is qualified in its entirety by the complete text of the Plan.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

No.	Description

10.1	Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan, effective as of May 11, 2009

99.1	Press Release dated May 11, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: May 11, 2009	By:	/s/ John H. Karnes
John H. Karnes,
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Description

10.1	Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan, effective as of May 11, 2009

99.1	Press Release dated May 11, 2009

5